SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2000

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Energy East Corporation

(Exact name of registrant as specified in its charter)

New York	1-14766	14-1798693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 12904 Albany, NY 12212-2904	(518) 434-3049
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

Connecticut Energy Merger

(See Form 10-Q for the quarter ended September 30, 1999, Item 2(a) Liquidity and Capital Resources)

On February 8, 2000, Energy East Corporation and Connecticut Energy Corporation issued the following news release regarding Energy East's acquisition of Connecticut Energy:

FOR IMMEDIATE RELEASE

ENERGY EAST AND CONNECTICUT ENERGY COMPLETE MERGER

STAMFORD and BRIDGEPORT, CT -- February 8, 2000 -- Energy East Corporation (NYSE: NEG) announced today that it has completed its acquisition of Connecticut Energy Corporation (NYSE: CNE). Connecticut Energy is now a wholly owned subsidiary of Energy East.

Wes von Schack, chairman, president and chief executive officer of Energy East, said, "We are very excited about completing the acquisition of Connecticut Energy. This combination further enhances Energy East's position as one of the premier super-regional energy services and delivery companies in the Northeast. With this transaction and our pending merger with CTG Resources, Energy East and the state of Connecticut are positioned to thrive as our industry continues to evolve.

"Since the transaction was announced, we have been working closely with Connecticut Energy's management team. The strengths of their organization will contribute significantly to Energy East's ability to profitably grow its energy infrastructure, promote competition and provide superior customer service. We look forward to building upon our already strong relationship with Connecticut Energy to continue our successes in the increasingly competitive Northeast energy market," von Schack said.

On April 23, 1999, Connecticut Energy signed a definitive merger agreement with Energy East. On September 14, 1999, Connecticut Energy shareholders overwhelmingly voted in favor of the merger.

Connecticut Energy Corporation is a holding company primarily engaged in the retail distribution of natural gas through The Southern Connecticut Gas Company, its principal subsidiary, which delivers natural gas in 22 Connecticut communities to approximately 160,000 customers. Through its subsidiary, CNE Energy Services Group, Inc., the company also provides an array of energy commodities and services to commercial and industrial customers throughout New England. CNE Development Corporation participates in a natural gas purchasing cooperative, and CNE Venture-Tech invests in ventures that offer technologically advanced energy-related products and operates a service bureau. Further information is available at www.ConnEnergy.com.

Energy East Corporation (NYSE: NEG) is a super-regional energy services and delivery company in the Northeast. Energy East is a leader in promoting competition and is committed to profitably growing its energy infrastructure. Upon completion of its pending mergers with CMP Group, Inc. (NYSE: CTP), CTG Resources (NYSE: CTG) and Berkshire Energy Resources (NASDAQ: BERK) - and including its current energy delivery subsidiary, New York State Electric & Gas (NYSEG) - Energy East will serve 2 million customers (1.4 million electricity and 600,000 natural gas) in upstate New York and New England. More information is available at www.engyeast.com.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2000
ENERGY EAST CORPORATION
(Registrant)

By /s/ Kenneth M. Jasinski
Kenneth M. Jasinski
Executive Vice President and General Counsel